Term sheet No. 339C To prospectus dated October 10, 2006, prospectus supplement dated November 13, 2006 and product supplement C dated March 10, 2008	Registration Statement No. 333-137902 Dated March 11, 2008; Rule 433

Deutsche Bank AG, London Branch

$

100% Principal Protection Barrier M-Notes Linked to a Basket of Two Indices and Two Exchange Traded Funds due on or about June 17*, 2009

General

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The notes are 100% principal-protected notes that may pay a return linked to the absolute performance of a weighted basket consisting of two equity indices, the S&P 500® Index and the Russell 2000® Index, and two equity exchange traded funds, the iShares® MSCI EAFE® Index Fund and the iShares® MSCI Emerging MarketsSM Index Fund. The notes are designed for investors who seek to profit from moderate movements in either direction of the basket and who are willing to forgo interest payments during the term of the notes and to have their returns subject to the Absolute Return Barrier described below.

•	Senior unsecured obligations of Deutsche Bank AG due June 17*, 2009.
•	Cash payment at maturity of principal plus the Additional Amount, as described below.
•	Denominations of $1,000.
•	Minimum initial investments of $1,000.
•	The notes are expected to price on or about March 11*, 2008 and are expected to settle on or about March 17*, 2008 (the “Settlement Date”).

Key Terms

Issuer:	Deutsche Bank AG, London Branch.
Rating:

Moody’s Investors Service Ltd has assigned a rating of Aa1 and Standard & Poor’s has assigned a rating of AA to notes, such as the notes offered hereby, issued under Deutsche Bank AG’s Global Notes Program, Series A.†

Basket:

The notes are linked to a weighted basket consisting of two equity indices, the S&P 500® Index and the Russell 2000® Index (each, a “Basket Index” and collectively the “Basket Indices”), and two equity exchange traded funds, the iShares® MSCI EAFE® Index Fund and the iShares® MSCI Emerging MarketsSM Index Fund (each, a “Basket Fund,” and collectively, the “Basket Funds,” and together with the Basket Indices, the “Basket Components”). The Basket Components, their respective weightings and their starting levels are as follows:

Basket Component	Basket Component Weighting	Basket Component Starting Level††
S&P 500® Index	40.0%
iShares® MSCI EAFE® Index Fund	30.0%
Russell 2000® Index	20.0%
iShares® MSCI Emerging MarketsSM Index Fund	10.0%

†† The Basket Component Starting Levels will be set on the Trade Date.
Payment at Maturity:	At maturity, you will receive a cash payment, for each $1,000 note principal amount, of $1,000 plus the Additional Amount, which may be zero.
Additional Amount:	The Additional Amount paid at maturity per $1,000 note principal amount will equal:

•   If the Basket never closes above the Upper Basket Barrier or below the Lower Basket Barrier on any trading day during the Observation Period, $1,000 x Absolute Basket Return; or

•   If the Basket closes either above the Upper Basket Barrier or below the Lower Basket Barrier on any trading day during the Observation Period, zero.

Absolute Return Barrier:	14.2% to 17.2%. The actual Absolute Return Barrier will be set on the Trade Date.
Upper Basket Barrier:	Basket Starting Level x (1 + Absolute Return Barrier)
Lower Basket Barrier:	Basket Starting Level x (1 – Absolute Return Barrier)

Absolute Basket Return:	Absolute value of:	[	Basket Ending Level – Basket Starting Level	]
Basket Starting Level

Basket Starting Level:	100
Basket Ending Level:	The Basket Closing Level on the Final Valuation Date.
Basket Closing Level:

The Basket Closing Level will be calculated on each trading day as follows:

100 x [1 + (S&P 500 Index Return x 40.0%) + (ishares MSCI EAFE Fund Return x 30.0%) + (Russell 2000 Index Return x 20.0%) + (ishares MSCI Emerging Markets Fund Return x 10.0%)].

The “S&P 500 Index Return,” the “iShares MSCI EAFE Fund Return,” the “Russell 2000 Index Return,” and the “ishares MSCI Emerging Markets Fund Return” are each the performance of the respective Basket Component, expressed as a percentage, from the respective Basket Component Starting Level as set on the Trade Date, to the respective Basket Component Closing level on such date of calculation.

Basket Component Closing Level:

For each Basket Index, the closing level of the Basket Index on such date of calculation. For each Basket Fund, the closing price of one share of the Basket Fund on such date of calculation multiplied by the applicable Share Adjustment Factor.

Closing Price:

For each Basket Fund, the closing sale price or last reported sale price, regular way, for one share of the Basket Fund on the principal national securities exchange on which that security is listed for trading on that day.

Share Adjustment Factor:	For each Basket Fund, 1.0, subject to adjustments as set forth under “Anti-Dilution Adjustments.”
Observation Period:	The period of trading days commencing on (and including) the Trade Date to (and including) the Final Valuation Date.
Trade Date:	March 11*, 2008
Final Valuation Date:	June 10*, 2009, subject to postponement in the event of a market disruption event and as described under “Description of Notes – Payment at Maturity” in the accompanying product supplement.
Term; Maturity Date:	15 months; June 17*, 2009, subject to postponement in the event of a market disruption event and as described under “Description of Notes – Payment at Maturity” in the accompanying product supplement.
CUSIP:	2515A0KK8
ISIN:	US2515A0KK87

*Expected

In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the notes and the length of the Observation Period remain the same.

†

A credit rating is not a recommendation to buy, sell, or hold the notes, and may be subject to revision or withdrawal at any time by the assigning rating agency. Each credit rating should be evaluated independently of any other credit rating. Any rating assigned to the notes issued under Deutsche Bank AG’s Global Notes Program, Series A does not enhance, affect or address the likely performance of the notes other than the ability of the Issuer to meet its obligations.

Investing in the notes involves a number of risks. See “Risk Factors” in the accompanying product supplement and “Selected Risk Considerations” on page TS-5 of this term sheet.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. We will notify you in the event of any material change to the terms of the notes, and you will be asked to accept such material change in connection with your purchase of any notes. You may also choose to reject such material change, in which case we may reject your offer to purchase the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Note	$	$	$
Total	$	$	$
(1)	For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank Securities

ADDITIONAL TERMS SPECIFIC TO THE NOTES

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You should read this term sheet together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006 relating to our Series A global notes of which these notes are a part, and the more detailed information contained in product supplement C dated March 10, 2008. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement C dated March 10, 2008:

http://www.sec.gov/Archives/edgar/data/1159508/000119312508051581/d424b21.pdf

•	Prospectus supplement dated November 13, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

•	Prospectus dated October 10, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This term sheet, together with the documents listed above, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the notes.

What is the Payment Amount on the Notes at Maturity Assuming a Range of Performance for the Basket?

The table below illustrates the payment at maturity (including, where relevant, the payment of the Additional Amount) for a $1,000 note principal amount for a hypothetical range of performance for the Basket Return from -100% to +100% and assumes an Absolute Return Barrier of 15.70% (the actual Absolute Return Barrier will be determined on the Trade Date). The following results are based solely on the hypothetical example cited. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

		The Basket Never Closes Outside Stated Basket Barriers			The Basket Closes Outside Stated Basket Barriers
Basket Ending Level	Basket Return	Additional Amount at Maturity ($)	Payment at Maturity ($)	Return on Note (%)	Additional Amount at Maturity ($)	Payment at Maturity ($)	Return on Note (%)
200.00	100.00%	N/A	N/A	N/A	$0.00	$1,000.00	0.00%
150.00	50.00%	N/A	N/A	N/A	$0.00	$1,000.00	0.00%
116.00	16.00%	N/A	N/A	N/A	$0.00	$1,000.00	0.00%
115.70	15.70%	$157.00	$1,157.00	15.70%	$0.00	$1,000.00	0.00%
112.00	12.00%	$120.00	$1,120.00	12.00%	$0.00	$1,000.00	0.00%
108.00	8.00%	$80.00	$1,080.00	8.00%	$0.00	$1,000.00	0.00%
104.00	4.00%	$40.00	$1,040.00	4.00%	$0.00	$1,000.00	0.00%
100.00	0.00%	$0.00	$1,000.00	0.00%	$0.00	$1,000.00	0.00%
96.00	-4.00%	$40.00	$1,040.00	4.00%	$0.00	$1,000.00	0.00%
92.00	-8.00%	$80.00	$1,080.00	8.00%	$0.00	$1,000.00	0.00%
88.00	-12.00%	$120.00	$1,120.00	12.00%	$0.00	$1,000.00	0.00%
84.30	-15.70%	$157.00	$1,157.00	15.70%	$0.00	$1,000.00	0.00%
84.00	-16.00%	N/A	N/A	N/A	$0.00	$1,000.00	0.00%
50.00	-50.00%	N/A	N/A	N/A	$0.00	$1,000.00	0.00%
0.00	-100.00%	N/A	N/A	N/A	$0.00	$1,000.00	0.00%

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The level of the Basket increases by 12% from the Basket Starting Level of 100.00 to a Basket Ending Level of 112.00, and the Basket Closing Level never exceeds the Upper Basket Barrier or falls below the Lower Basket Barrier on any trading day during the Observation Period. Because the Basket Closing Level never exceeds the Upper Basket Barrier or falls below the Lower Basket Barrier, the Additional Amount is equal to $120.00, and the final payment at maturity is equal to $1,120.00 per $1,000 note principal amount, representing a total return of 12% on the notes.

Payment at maturity per $1,000 note principal amount = $1,000 + Absolute value of

($1,000 x [(112.00 - 100.00)/100.00]) = $1,120.00

Example 2: The level of the Basket decreases by 12% from the Basket Starting Level of 100.00 to a Basket Ending Level of 88.00, and the Basket Closing Level never exceeds the Upper Basket Barrier or falls below the Lower Basket Barrier on any trading day during the Observation Period. Because the Basket Closing Level never exceeds the Upper Basket Barrier or falls below the Lower Basket Barrier, the Additional Amount is equal to $120.00, and the final payment at maturity is equal to $1,120.00 per $1,000 note principal amount, representing a total return of 12% on the notes.

Payment at maturity per $1,000 note principal amount = $1,000 + Absolute value of ($1,000 x [(88.00 - 100.00)/100.00]) = $1,120.00

Example 3: The level of the Basket closes above the Upper Basket Barrier on at least one trading day during the Observation Period and ultimately increases by 12% from the Basket Starting Level of 100.00 to a Basket Ending Level of 112.00. Because the level of the Basket has closed above the Upper Basket Barrier, the Additional Amount is equal to $0, and the final payment at maturity is equal to $1,000 per $1,000 note principal amount regardless of the Basket Ending Level.

Payment at maturity per $1,000 note principal amount = $1,000 + $0 = $1,000

Example 4: The level of the Basket closes below the Lower Basket Barrier on at least one trading day during the Observation Period and ultimately decreases by 12% from the Basket Starting Level of 100.00 to a Basket Ending Level of 88.00. Because the level of the Basket has closed below the Lower Basket Barrier, the Additional Amount is equal to $0, and the final payment at maturity is equal to $1,000 per $1,000 note principal amount regardless of the Basket Ending Level.

Payment at maturity per $1,000 note principal amount = $1,000 + $0 = $1,000

What is the Basket Closing Level for Two Hypothetical Scenarios?

The tables and calculations below illustrate the Basket Closing Level for two hypothetical scenarios. If the Basket closes above the Upper Basket Barrier or below the Lower Basket Barrier on any single trading day during the Observation Period, the final payment at maturity will equal $1,000 per $1,000 note principal amount regardless of the Basket Ending Level. The table and calculations below assume an Absolute Return Barrier of 15.70% (the actual Absolute Return Barrier will be determined on the Trade Date), Basket Component Starting Levels of 1,300 for the S&P 500® Index, 70 for the iShares® MSCI EAFE® Index Fund, 650 for the Russell 2000® Index, and 130 for the iShares® MSCI Emerging MarketsSM Index Fund (the actual Basket Component Starting Levels will be determined on the Trade Date), and a Basket Starting Level of 100. The scenarios illustrate how, even where the return on one or more Basket Components remains within the Absolute Return Barrier, the returns on the other Basket Components may outweigh those moderate returns and result in a Basket Closing Level that is above the Upper Basket Barrier or below the Lower Basket Barrier. The following results are based solely on the hypothetical example cited. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Scenario 1

Basket Component	S&P 500®	iShares® MSCI EAFE®	Russell 2000®	ishares® MSCI Emerging MarketsSM
Hypothetical Basket Component Starting Level	1300.00	70.00	650.00	130.00
Hypothetical Basket Component Closing Level	1885.00	73.50	695.50	123.50
Basket Component Return	45.0%	5.0%	7.0%	-5.0%
Weighting	40.0%	30.0%	20.0%	10.0%
Contribution to Basket	18.0%	2.0%	1.0%	-1.0%
Basket Closing Level	120.00
Upper Basket Barrier	115.70
Payment at Maturity	$1,000

Scenario 1: Scenario 1 assumes hypothetical Basket Component Returns of 45%, 5%, 7% and -5% for the S&P 500® Index, iShares® MSCI EAFE® Index Fund, Russell 2000® Index, and iShares® MSCI Emerging MarketsSM Index Fund, respectively. The Basket Closing Level is calculated as follows:

Basket Closing Level	=

100 x [1 + (S&P 500 Return x S&P 500 Index Weighting) + (ishares MSCI Emerging Markets Return x ishares MSCI Emerging Markets Index Weighting) + (Russell 2000 Return x Russell 2000 Index Weighting) + (ishares MSCI EAFE Return x ishares MSCI EAFE Index Weighting)]

	=	100 x [1 + (45% x 40.0%) + (5% x 30.0%) + (7% x 20.0%)+ (-5% x 10.0%)]

	=	120.00.

The Basket Closing Level of 120.00 is above the Upper Basket Barrier of 115.70. Therefore, the final payment at maturity will equal $1,000 per $1,000 note principal amount regardless of the Basket Ending Level.

Scenario 2

Basket Component	S&P 500®	iShares® MSCI EAFE®	Russell 2000®	ishares® MSCI Emerging MarketsSM
Hypothetical Basket Component Starting Level	1300.00	70.00	650.00	130.00
Hypothetical Basket Component Closing Level	1183.00	66.50	422.50	78.00
Basket Component Return	-9.0%	-5.0%	-35.0%	-40.0%
Weighting	40.0%	30.0%	20.0%	10.0%
Contribution to Basket	-4.0%	-2.0%	-7.0%	-4.0%
Basket Closing Level	84.00
Lower Basket Barrier	84.30
Payment at Maturity	$1,000

Scenario 2: Scenario 2 assumes hypothetical Basket Component Returns of -9%, -5%, -35% and -40% for the S&P 500® Index, iShares® MSCI EAFE® Index Fund, Russell 2000® Index, and iShares® MSCI Emerging MarketsSM Index Fund, respectively. The Basket Closing Level is calculated as follows:

Basket Closing Level	=

100 x [1 + (S&P 500 Return x S&P 500 Index Weighting) + (ishares MSCI Emerging Markets Return x ishares MSCI Emerging Markets Index Weighting) + (Russell 2000 Return x Russell 2000 Index Weighting) + (ishares MSCI EAFE Return x ishares MSCI EAFE Index Weighting)]

	=	100 x [1 + (-9% x 40.0%) + (-5% x 30.0%) + (-35% x 20.0%)+ (-40% x 10.0%)]

	=	84.00.

The Basket Closing Level of 84.00 is below the Lower Basket Barrier of 84.30. Therefore, the final payment at maturity will equal $1,000 per $1,000 note principal amount regardless of the Basket Ending Level.

Selected Purchase Considerations

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PRESERVATION OF CAPITAL AT MATURITY – You will receive at least 100% of the principal amount of your notes provided that you hold the notes to maturity, regardless of the performance of the Basket. Because the notes are our senior unsecured obligations, payment of any amount at maturity remains subject to our ability to pay our obligations as they become due.

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EXPOSURE TO ABSOLUTE RETURN – If the Basket Closing Level never exceeds the Upper Basket Barrier and never falls below the Lower Basket Barrier on any trading day during the Observation Period, at maturity you will receive, in addition to the return of your principal, for each $1,000 note principal amount, a payment equal to $1,000 x the Absolute Basket Return. The Absolute Basket Return is the absolute value of the Basket return, and thus is positive regardless of whether the Basket return is positive or negative. Thus, the notes may provide a positive return if the Basket Closing Levels during the Observation Period remain between the Upper Basket Barrier and the Lower Basket Barrier but the return on the notes will be zero if there are large movements, whether positive or negative, in the Basket Closing Level that cause the Basket Closing Level to exceed the Upper Basket Barrier or fall below the Lower Basket Barrier on any trading day during the Observation Period.

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RETURN LINKED TO THE PERFORMANCE OF A WEIGHTED BASKET OF INDICES AND EXCHANGE TRADED FUNDS – The return on the notes is linked to a basket consisting of the S&P 500® Index, the Russell 2000® Index, the iShares® MSCI EAFE® Index Fund and the iShares® MSCI Emerging MarketsSM Index Fund. The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The iShares® MSCI EAFE® Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index. The MSCI EAFE® Index comprises the equity securities underlying the Morgan Stanley Capital International Inc. (“MSCI”) indices of 21 selected countries in Europe, Asia, Australia and New Zealand. The iShares® MSCI Emerging MarketsSM Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The MSCI Emerging

MarketsSM Index is an equity benchmark for international stock performance and is designed to measure equity market performance in the global emerging markets. For additional information about the Basket Components, see the information set forth under each of “The Basket Indices” and “The Basket Funds” in this term sheet.

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TREATED AS CONTINGENT PAYMENT DEBT INSTRUMENTS – You should review carefully the section in the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences.” The notes should be treated for U.S. federal income tax purposes as “contingent payment debt instruments.” Assuming this treatment, regardless of your method of accounting, you generally will be required to accrue interest in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, although we will not make any payment with respect to the notes until maturity. Any gain recognized upon a sale, exchange or retirement of the notes generally will be treated as interest income for U.S. federal income tax purposes.

You may obtain the comparable yield and the projected payment schedule by submitting a written request to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Daniel Millwood, 212-250-8281. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount in excess of your principal, if any, that we will pay on the notes.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the notes.

For a discussion of certain German tax considerations relating to the notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of investing in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket Indices or in any of the component stocks underlying the Basket Indices, or to investing directly in the Basket Funds, the indices they are designed to track, or any of the component stocks held by the Basket Funds. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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IF THE BASKET CLOSES OUTSIDE THE STATED BARRIERS, THE MARKET VALUE OF YOUR NOTES WILL DECLINE AND YOU WILL RECEIVE ONLY THE PRINCIPAL AMOUNT AT MATURITY – The return on the notes at maturity, if any, is linked to the performance of the Basket and will depend on whether the Basket Closing Level ever exceeds the Upper Basket Barrier or falls below the Lower Basket Barrier on any trading day during the Observation Period and on the magnitude of the Absolute Basket Return. YOU WILL RECEIVE ONLY THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY IF THE ABSOLUTE BASKET RETURN IS ZERO OR IF THE BASKET CLOSING LEVEL EXCEEDS THE UPPER BASKET BARRIER OR FALLS BELOW THE LOWER BASKET BARRIER ON ANY TRADING DAY DURING THE OBSERVATION PERIOD.

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UNLIKE ORDINARY NOTES THE NOTES DO NOT PAY INTEREST – The terms of the notes differ from those of ordinary debt securities in that we will not pay interest on the notes. Because the Additional Amount may equal zero, the return on your investment in the notes may be zero and, therefore, less than the amount that would be paid on an ordinary debt security. The notes have been designed for investors who are willing to forgo market interest rates on the notes in exchange for an Additional Amount based on whether the Basket Closing Level remains within the stated Basket barriers throughout the Observation Period, and based on the magnitude of the Absolute Basket Return.

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YOUR POTENTIAL RETURN ON THE NOTES IS LIMITED AND CONTINGENT UPON THE BASKET CLOSING LEVELS REMAINING WITHIN THE STATED BARRIERS – Your investment in the notes may not perform as well as an investment in a security with a return based solely on the performance of the Basket Components. Your ability to participate in the appreciation of the Basket is limited by the Absolute Return Barrier feature of the notes. If the Basket Closing Level exceeds the Upper Basket Barrier or falls below the Lower Basket Barrier on any trading day during the Observation Period, the return on the notes will not be determined by reference to the Absolute Basket Return even though the Absolute Basket Return may reflect significant appreciation or depreciation in the Basket over the term of the notes (the Absolute Basket Return is the absolute value of the Basket return, and thus is positive regardless of whether the Basket return is positive or negative). Because the Absolute Return Barrier will be set between 14.2% and 17.2% of the Basket Starting Level, the maximum return on the notes will be between 14.2% and 17.2% of the principal amount. The Absolute Return Barrier will be set on the Trade Date.

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THE BASKET COMPONENTS ARE NOT EQUALLY WEIGHTED – The notes are linked to a basket of equity indices and exchange traded funds. Each Basket Component will have the weighting specified in this term sheet. If a Basket Component with a low weighting outperforms a Basket Component with a high weighting, the return on your notes will be lower than if the Basket Components were weighted equally.

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CHANGES IN THE VALUE OF THE BASKET COMPONENTS MAY OFFSET EACH OTHER – Price movements in the Basket Components may not correlate with each other. At a time when the levels of some of the Basket Components increase, the levels of other Basket Components may not increase as much or may decline. Therefore, in calculating the Basket Closing Level on any date of calculation, increases in the level of one or more of the Basket Components may be moderated, offset or more than offset by lesser increases or declines in the levels of the other Basket Components.

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NO PERIODIC INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the component stocks underlying the Basket Indices or holders of the shares of the Basket Funds would have.

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ASSUMING NO CHANGES IN MARKET CONDITIONS OR ANY OTHER RELEVANT FACTORS, THE VALUE OF THE NOTES ON THE SETTLEMENT DATE (AS DETERMINED BY DEUTSCHE BANK AG) WILL BE LESS THAN THE ORIGINAL ISSUE PRICE – While the payment at maturity described in this term sheet is based on the full face amount of your notes, the original issue price of the notes may include commissions paid to agents and will include the cost of hedging our obligations under the notes. Therefore, the value of the notes on the Settlement Date, assuming no changes in market conditions or other relevant factors, will be less than the original issue price. The inclusion of commissions and hedging costs in the original issue price will also decrease the price, if any, at which we will be willing to purchase the notes after the Settlement Date. Our hedging costs include the projected profit that we or our affiliates are expected to realize in consideration for assuming the risks inherent in managing the hedging transactions. Accordingly, you should be willing and able to hold your notes to maturity.

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THE PERFORMANCE OF THE BASKET FUNDS MAY NOT CORRELATE PERFECTLY WITH THE PERFORMANCE OF THE INDICES THEY ARE DESIGNED TO TRACK – Imperfect correlation between the component stocks held by the Basket Funds and those underlying the indices they are designed to track, rounding of prices, changes to the relevant indices and regulatory requirements may cause the performance of the Basket Funds to diverge from the performance of the indices they are designed to track. In addition, the Basket Funds will reflect transaction costs and fees that are not included in the calculation of the indices they are designed to track.

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THE NOTES WILL NOT BE LISTED AND WILL LIKELY HAVE LIMITED LIQUIDITY– The notes will not be listed on any securities exchange. Deutsche Bank AG or its affiliates or agents intend to offer to purchase the notes in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates or agents are willing to buy the notes.

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TRADING BY US OR OUR AFFILIATES MAY IMPAIR THE VALUE OF THE NOTES – We and our affiliates are active participants in the equity markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more equities transactions. In addition, we or one or more of our affiliates may hedge our exposure from the notes by entering into various transactions. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material effect on the prices of the component stocks underlying the Basket Indices or the price of the shares of the Basket Funds and consequently have an adverse impact on the performance of the Basket Indices and Basket Funds, and the Basket Return. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the notes may decline.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVELS OF THE BASKET INDICES OR PRICES OF SHARES OF THE BASKET FUNDS TO WHICH THE NOTES ARE LINKED OR THE MARKET VALUE OF THE NOTES – Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the Basket Components to which the notes are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE NOTES – We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.

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CURRENCY MARKETS RISK – The notes are subject to currency exchange rate risk through their exposure to the performance of the Basket Funds. Because the prices of shares in each Basket Fund generally reflect the U.S. dollar value of the securities underlying the foreign equity index it is designed to track, you will be exposed to currency exchange rate risk with respect to each of the currencies in which those constituent securities trade. Exposure to currency rate changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities of the foreign equity index a Basket Fund is designed to track, the performance of such Basket Fund may be adversely affected which may adversely affect the return on the notes. Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies, and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the performance of the Basket Funds and thus the value of your notes.

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EMERGING MARKETS RISK – The value of the notes is subject to the political and economic risks of emerging market countries through the iShares® MSCI Emerging MarketsSM Index Fund, which is designed to track the MSCI Emerging MarketsSM Index. The MSCI Emerging MarketsSM Index includes companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the market value and payment at maturity of your notes.

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NON-U.S. SECURITIES MARKETS RISK – The stocks included in the two foreign equity indices that are generally tracked by the Basket Funds have been issued by foreign companies in foreign securities markets. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the notes linked to these Basket Funds.

•	MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES – In addition to the level of the Basket Components on any day, the value of the notes will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

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whether the Basket Closing Level has exceeded the Upper Basket Barrier or fallen below the Lower Basket Barrier on any trading day during the Observation Period and, if not, whether the level of the Basket is close to the Upper Basket Barrier or the Lower Basket Barrier;

•	the expected volatility of the Basket Indices and Basket Funds;

•	the time remaining to maturity of the notes;

•	the market price and dividend rate on the component stocks underlying the Basket Indices and held by the Basket Funds;

•	distributions made by the Basket Funds;

•	interest and yield rates in the market generally and in the markets of the component stocks underlying the Basket Indices and held by the Basket Funds;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the composition of the Basket Indices or the indices the Basket Funds are designed to track and any changes to the component stocks underlying them;

•	the occurrence of certain events affecting a Basket Fund that may or may not require an anti-dilution adjustment;

•	supply and demand for the notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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ANTI-DILUTION PROTECTION IS LIMITED IN THE CASE OF THE BASKET FUNDS – The calculation agent will make adjustments to the Share Adjustment Factor for each Basket Fund, which will each initially be set at 1.0, for certain events affecting the shares of the relevant Basket Fund. See “Anti-Dilution Adjustments.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of each Basket Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

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CHANGES THAT AFFECT THE BASKET FUNDS WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY – The policies of Barclay’s Global Fund Advisors (“BGFA”), the investment advisor to both Basket Funds, concerning the calculation of each Basket Fund’s net asset value, additions, deletions or substitutions of component stocks in each Basket Fund and the manner in which changes affecting the index that each Basket Fund is designed to track are reflected in such Basket Fund could affect the market price of the component stocks held by the Basket Funds and, therefore, the amount payable on your notes on the Maturity Date and the market value of your notes before that date. The amount payable on your notes and its market value could also be affected if BGFA changes these policies, for example, by changing the manner in which it calculates a Basket Fund’s net asset value, or if BGFA discontinues or suspends calculation or publication of a Basket Fund’s net asset value, in which case it may become difficult to determine the market value of your notes. If events such as these occur or if the closing price of the component stocks held by either Basket Fund is not available on the Final Valuation Date because of a market disruption event or for any other reason, the calculation agent, Deutsche Bank AG, London Branch (the “calculation agent”) may determine the price of the component stocks held by such Basket Fund on the Final Valuation Date and, thus the amount payable on the Maturity Date, in a manner it considers appropriate, in its sole discretion. The calculation agent will have the authority to make determinations that could affect the market value of your notes and the amount you receive at the Maturity Date.

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THERE IS NO AFFILIATION BETWEEN THE BASKET FUNDS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY THE BASKET FUNDS – We are not affiliated with the Basket Funds, their issuers, or the issuers of the component stocks held by the Basket Funds. However, we and our affiliates may currently or from time to time in the future engage in business with many of the issuers of the component stocks held by the Basket Funds or with the issuers of the Basket Funds. Nevertheless, neither we nor our affiliates assumes any responsibility for the accuracy or the completeness of any information about the Basket Funds, their issuers, the component stocks held by the Basket Funds, or any of the issuers of the component stocks held by the Basket Funds. You, as an investor in your notes, should make your own investigation into the Basket Funds, their issuers, the component stocks held by the Basket Funds, and the issuers of the component stocks held by the Basket Funds. Neither the Basket Funds, their issuers, nor any of the issuers of the component stocks held by the Basket Funds are involved in this offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Neither the Basket Funds, their issuers, nor any of the issuers of the component stocks held by the Basket Funds have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your notes.

The Basket Indices

The S&P 500® Index

We have derived all information contained in this term sheet regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s (“S&P”). The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies (the “S&P 500® Component Stocks”) as of a particular time as compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the market value of any S&P 500® Component Stock was calculated as the product of the market price per share and the number of the then outstanding shares of such S&P 500® Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the market value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the market value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005 the S&P 500® Index became fully float adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index have not been changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its market value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

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holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved half way to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P 500® Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this term sheet, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total market value of all 500 S&P 500® Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total market value of the S&P 500® Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the S&P 500® Component Stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index.

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All index divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require index divisor adjustments.

The table below summarizes the types of the S&P 500® Index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share Issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share Repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special Cash Dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights offering	Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid	Yes
Spinoffs	If the spun-off company is not added to the S&P 500® Index, then Index market value minus value of the spun-off unit	Yes
	If the spun-off company is added to the S&P 500® Index, then no company is removed from the Index	Yes
	If the spun-off company is added to the S&P 500® Index, then another company is removed to keep the number of names fixed, and the Index Divisor adjustment reflects the deletion	Yes

Stock splits and stock dividends do not affect the index divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the market value of the S&P 500® Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the market value of the S&P 500® Component Stock and consequently of altering the aggregate market value of the S&P 500® Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered market value (whether increase or decrease) of the affected S&P 500® Component Stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the index divisor is adjusted to compensate for the net change in the total market value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the index divisor.

License Agreement with S&P

We have entered into an agreement with S&P providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P without regard to Deutsche Bank AG or the notes. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S”, “S&P”, “S&P 500” AND “500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

Discontinuation of the S&P 500® Index; Alteration of Method of Calculation

If S&P discontinues publication of the S&P 500® Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P 500® Index (such index being referred to herein as an “S&P 500® Successor Index”), then any S&P 500® Index closing level will be determined by reference to the level of such S&P 500® Successor Index at the close of trading on the NYSE, the AMEX, the Nasdaq National Market or the relevant exchange or market for the S&P 500® Successor Index on each observation date that occurs after the S&P 500® Index is discontinued.

Upon any selection by the calculation agent of a S&P 500® Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If S&P discontinues publication of the S&P 500® Index prior to, and such discontinuance is continuing on, a Final Valuation Date, and the calculation agent determines, in its sole discretion, that no S&P 500® Successor Index is available at such time, or the calculation agent has previously selected a S&P 500® Successor Index and publication of such S&P 500® Successor Index is discontinued prior to and such discontinuation is continuing on such Final Valuation Date or other relevant date, then the calculation agent will determine the S&P 500® Index closing level for such date. The S&P 500® Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P 500® Index or S&P 500® Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P 500® Index or S&P 500® Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500® Index or S&P 500® Successor Index, as applicable, on the relevant exchange may adversely affect the value of the notes.

If at any time the method of calculating the S&P 500® Index or an S&P 500® Successor Index, or the level thereof, is changed in a material respect, or if the S&P 500® Index or an S&P 500® Successor Index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the S&P 500® Index or such S&P 500® Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the S&P 500® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P 500® Index or such S&P 500® Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level with reference to the S&P 500® Index or such S&P 500® Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500® Index or an S&P 500® Successor Index is modified so that the level of the S&P 500® Index or such S&P 500® Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P 500® Index or such S&P 500® Successor Index), then the calculation agent will adjust the S&P 500® Index or such S&P 500® Successor Index in order to arrive at a level of the S&P 500® Index or such S&P 500® Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

The Russell 2000® Index

We have derived all information contained in this term sheet regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Frank Russell Company (“Frank Russell”). The Russell 2000® Index

was developed by Frank Russell and is calculated, maintained and published by Frank Russell. We make no representation or warranty as to the accuracy or completeness of such information.

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies (the “Russell 2000® Component Stocks”) domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index.

Selection of stocks underlying the Russell 2000® Index. The Russell 2000® Index is a sub-group of the Russell 3000® Index. To be eligible for inclusion in the Russell 3000® Index, and, consequently, the Russell 2000® Index, a company’s stocks must be listed on May 31 of a given year and Frank Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations domiciled in the U.S. and its territories are eligible for inclusion in the Russell 3000® Index and, consequently, the Russell 2000® Index. The following securities are specifically excluded from the Russell 2000® Index: (i) stocks traded on U.S. exchanges but domiciled in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds and limited partnerships that are traded on U.S. exchanges. In addition, Berkshire Hathaway is excluded as a special exception.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000® Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000® Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the Russell 2000® Component Stocks. A company’s shares are adjusted to include only those shares available to the public. The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell 2000® Index by their available market capitalization, which is calculated by multiplying the primary closing price by the available shares.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in Securities and Exchange Commission (the “Commission”) corporate filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

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Corporate cross-owned shares – when shares of a company in the Russell 2000® Index are held by another company also in the Russell 2000® Index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

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Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 2000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the Russell 2000® Index, partnerships, insurance companies not in the Russell 2000® Index, mutual funds, banks not in the Russell 2000® Index or venture capital funds;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

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Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000® Index. The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not an Russell 2000® Index adjustment is required.

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“No Replacement” Rule – Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

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Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 2000® Index at the market close on the effective date or when the stock is no longer trading on the exchange.

When acquisitions or mergers take place within the Russell 2000® Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the Russell 2000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. Prior to April 1, 2000, if the acquiring stock was a member of a different index (e.g., Russell 3000® or Russell 1000®), the shares for the acquiring stock were not adjusted until month end.

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Deleted Stocks – Effective on January 1, 2002, when deleting stocks from the Russell 2000® Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange. Exceptions: there may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

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Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000® Index at the latest reconstitution.

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Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day’s closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000® Index. Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the Commission. Effective April 30, 2002 only cumulative changes to shares outstanding greater than 5% are reflected in the Russell 2000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 2000® Index calculations.

Disclaimers. The notes are not sponsored, endorsed, sold, or promoted by Frank Russell or any successor thereto or index owner, and neither Frank Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Frank Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Frank Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Frank Russell’s only relationship to Deutsche Bank AG and its affiliates is the licensing of certain trademarks and trade names of Frank Russell and of the Russell 2000® Index which is determined, composed and calculated by Frank Russell without regard to Deutsche Bank AG and its affiliates or the notes. Frank Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and Frank Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Frank Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

“Russell 2000® Index” and “Russell 3000® Index” are trademarks of Frank Russell Company and have been licensed for use by Deutsche Bank AG and its affiliates.

FRANK RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRANK RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the Russell 2000® Index; Alteration of Method of Calculation

If Frank Russell Company discontinues publication of the Russell 2000® Index, and Frank Russell Company or another entity publishes a successor or substitute index that the calculation agent, determines, in its sole discretion, to be comparable to the discontinued Russell 2000® Index (such index being referred to herein as a “Russell 2000® Successor Index”), then any Russell 2000® Index closing level will be determined by reference to the level of such Russell 2000® Index at the close of trading on the NYSE, the AMEX, the NASDAQ National Market or the relevant exchange or market for the Russell 2000® Successor Index on each observation date that occurs after the Russell 2000® Index is discontinued, and on any other relevant date.

Upon any selection by the calculation agent of a Russell 2000® Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If Frank Russell Company discontinues publication of the Russell 2000® Index prior to, and such discontinuance is continuing on, the Final Valuation Date or other relevant date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a Russell 2000® Successor Index and publication of such Russell 2000® Successor Index is discontinued prior to, and such discontinuation is continuing on, such date, then the calculation agent will determine the Russell 2000® Index closing level for such date. The Russell 2000® Index closing level will be computed by the calculation agent in accordance with the formula for and the method of calculating the Russell 2000® Index or Russell 2000® Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Russell 2000® Index or Russell 2000® Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Russell 2000® Index or Russell 2000® Successor Index, as applicable, on the relevant exchange may adversely affect the value of the notes.

If at any time the method of calculating the Russell 2000® Index or a Russell 2000® Successor Index, or the level thereof, is changed in a material respect, or if the Russell 2000® Index or a Russell 2000® Successor Index is in any other way modified so that the Russell 2000® Index or such Russell 2000® Successor Index does not, in the opinion of the calculation agent, fairly represent the level of the Russell 2000® Index or such Russell 2000® Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Russell 2000® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Russell 2000® Index or such Russell 2000® Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Russell 2000® Index closing level with reference to the Russell 2000® Index or such Russell 2000® Successor Index, as adjusted. Accordingly, if the method of calculating the Russell 2000® Index or a Russell 2000® Successor Index is modified so that the level of the Russell 2000® Index or such Russell 2000® Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Russell 2000® Index or such Russell 2000® Successor Index), then the calculation agent will adjust its calculation of the Russell 2000® Index or such Russell 2000® Successor Index in order to arrive at a level of the Russell 2000® Index or such Russell 2000® Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

The Basket Funds

The iShares® MSCI EAFE® Index Fund

We have obtained all information contained in this term sheet regarding the iShares® MSCI EAFE® Index Fund (the “MSCI EAFE Index Fund”) from publicly available information. That information reflects the policies of, and is subject to change by, iShares® Inc. (“iShares® “), Barclays Global Investors, N.A. (“BGI”), and Barclays Global Fund Advisors (“BGFA”). The MSCI EAFE Index Fund is an investment portfolio maintained and managed by iShares® and is one of numerous separate investment portfolios that comprise the ishares Trust (the “Trust”), a registered investment company. BGFA is the investment advisor to the MSCI EAFE Index Fund. The MSCI EAFE Index Fund is an exchange traded fund (“ETF”) that trades on NYSE Arca under the ticker symbol “EFA.” BGFA provides an investment program for each fund under the Trust and manages the investments of its assets. BGFA uses teams of portfolio managers, investment strategists and other investment specialists. BGFA also arranges for transfer agency, custody, fund administration and all other non-distribution related services necessary for the MSCI EAFE Index Fund to operate. Under an investment advisory agreement, BGFA is responsible for all expenses of the Trust, including the cost of the transfer agency, custody, fund administration, legal, audit and other services, except interest expense and taxes, brokerage expenses, distribution fees or expenses, and extraordinary expenses.

BGFA uses a representative sampling strategy for the MSCI EAFE Index Fund, according to which it invests in a representative sample of stocks underlying the MSCI EAFE® Index that collectively has an investment profile similar to the MSCI EAFE® Index. BGFA expects that, over time, the correlation between the MSCI EAFE Index Fund’s performance and that of the MSCI EAFE® Index, before fees and expenses, will be 95% or better. The MSCI EAFE® Index is further described below.

The shares of the MSCI EAFE Index Fund are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580,100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. In addition, information regarding the Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This term sheet relates only to the notes offered hereby and does not relate to the shares of the MSCI EAFE Index Fund. We have derived all disclosures contained in this term sheet regarding the MSCI EAFE Index Fund from publicly available documents. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the MSCI EAFE Index Fund in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the MSCI EAFE Index Fund are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this term sheet (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the shares of the MSCI EAFE Index Fund have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the MSCI EAFE Index Fund could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the MSCI EAFE Index Fund or after the date of this term sheet.

Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the MSCI EAFE Index Fund. As a prospective purchaser of notes, you should undertake such independent investigation of the MSCI EAFE Index Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the shares of the MSCI EAFE Index Fund.

Discontinuation of the iShares® MSCI EAFE® Index Fund; Alteration of Method of Calculation

If the MSCI EAFE Index Fund is delisted from NYSE Arca or is liquidated (each such event being referred to herein as a “termination event”), the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued MSCI EAFE Index Fund (such fund being referred to herein as a “successor basket fund”). If a termination event occurs and the calculation agent determines that no successor basket fund is available, then the calculation agent will, in its sole discretion, calculate the closing price of one share of the MSCI EAFE Index Fund on any trading day as the product of: (i) the closing level of the MSCI EAFE Index (or any successor index, as described below, and in either case taking into account any material changes in the method of calculating the MSCI EAFE Index following such termination event) on such trading day times (ii) a fraction, the numerator of which is the closing price of one share of the MSCI EAFE Index Fund and the denominator of which is the closing level of the MSCI EAFE Index (or any successor index, as described below), each determined as of the last trading day prior to the termination event. If a successor basket fund is selected or the calculation agent calculates a closing price as a substitute for that of the MSCI EAFE Index Fund, that successor index fund or closing price will be substituted for the MSCI EAFE Index Fund or closing price, as applicable, for all purposes of the notes.

If MSCI discontinues publication of the MSCI EAFE® Index or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI EAFE® Index (such index being referred to herein as a “MSCI EAFE® successor index”), then any closing price subsequent to that time will be determined by reference to the level of such MSCI EAFE® successor index at the close of trading on the relevant exchange or market for the MSCI EAFE® successor index.

If MSCI discontinues publication of the MSCI EAFE® Index prior to, and such discontinuance is continuing on, any trading day, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a MSCI EAFE® successor index and publication of such MSCI EAFE® successor index is discontinued prior to and such discontinuation is continuing on any trading day, then the calculation agent will determine the closing share price for the MSCI EAFE Index Fund for such date. The closing share price will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI EAFE® Index or MSCI EAFE® successor index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI EAFE® Index or MSCI EAFE® successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the MSCI EAFE® Index or MSCI EAFE® successor index, as applicable, on the relevant exchange may adversely affect the value of the notes.

License Agreement with BGI

We have entered into an agreement with BGI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the iShares® MSCI EAFE® Index Fund, which is owned and published by BGI, in connection with certain securities, including the notes.

ISHARES® IS A REGISTERED MARK OF BGI. BGI HAS LICENSED CERTAIN TRADEMARKS AND TRADE NAMES OF BGI TO DEUTSCHE BANK AG. THE 100% PRINCIPAL PROTECTION ABSOLUTE RETURN BARRIER M-NOTES LINKED TO THE ISHARES® MSCI EAFE® INDEX FUND ARE NOT SPONSORED, ENDORSED, SOLD, OR PROMOTED BY BGI. BGI MAKES NO REPRESENTATIONS OR WARRANTIES TO THE OWNERS OF THE ISHARES® MSCI EAFE® INDEX FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES. BGI HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OPERATION, MARKETING, TRADING OR SALE OF THE NOTES.

The MSCI EAFE® Index

The MSCI EAFE® Index is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

We obtained all information contained in this term sheet regarding the MSCI EAFE® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI. MSCI has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI EAFE® Index.

The MSCI EAFE® Index is intended to provide performance benchmarks for 21 developed equity markets in Australia, New Zealand, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

MSCI EAFE® Index Calculation. The value of the MSCI EAFE® Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “MSCI EAFE® Component Securities”) constituting the MSCI indices for the 21 selected countries (the “MSCI EAFE® Component Country Indices”). Each MSCI EAFE® Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. See “—Maintenance of the MSCI EAFE® Index and the MSCI EAFE® Component Country Indices” below.

The prices of the MSCI EAFE® Component Securities used to calculate the value of the MSCI EAFE® Index are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 4 p.m. Greenwich Mean Time. The U.S. dollar value of the MSCI EAFE® Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI EAFE® Index was launched on December 31, 1969 at an initial value of 100.

Maintenance of the MSCI EAFE® Index and the MSCI EAFE® Component Country Indices. In order to maintain the representativeness of the MSCI EAFE® Index, structural changes to the MSCI EAFE® Index as a whole may be made by adding or deleting MSCI EAFE® Component Country Indices and the related MSCI EAFE® Component Securities. Currently, such changes in the MSCI EAFE® Index may only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

MSCI may add additional MSCI EAFE® Component Country Indices to the MSCI EAFE® Index or subtract one or more of its current MSCI EAFE® Component Country Indices prior to the expiration of the Securities. Any such adjustments are made to the MSCI EAFE® Index so that the value of the MSCI EAFE® Index at the effective date of such change is the same as it was immediately prior to such change.

Each MSCI EAFE® Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each MSCI EAFE® Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI EAFE® Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full MSCI EAFE® Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE® Index at the time of their actual occurrence and that should not wait until the annual full MSCI EAFE® Component Country Index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI EAFE® Component Securities from a MSCI EAFE® Component Country Index and changes in number of shares. Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates for MSCI EAFE® Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only four dates throughout the year: as of the close of the last business day of February, May, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation. Any country may be impacted at the quarterly index review.

The annual full MSCI EAFE® Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for MSCI EAFE® Component Securities and securities that are not currently MSCI EAFE® Component Securities, as well as changes typically considered for quarterly index reviews. During a full MSCI EAFE® Component Country Index review, securities may be added or deleted from a MSCI EAFE® Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for MSCI EAFE® Component Securities changes during quarterly index reviews as discussed above.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance of the MSCI EAFE® Component Country Indices is reflected in the MSCI EAFE® Index.

Selection of Component Securities. The selection of the MSCI EAFE® Component Securities for each MSCI EAFE® Component Country Index is based on the following guidelines:

(i)	Define the total market;

(ii)	Sort the market by industry groups and target 60% for inclusion;

(iii)	Select stocks with good liquidity and free float;

(iv)	Avoid cross-ownership; and

(v)	Apply the full market capitalization weight to each stock.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement with MSCI

We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI EAFE® Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUERS OR OWNERS OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING, PRICES OR QUANTITIES OF THE NOTES TO BE ISSUED. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING

OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, SHOULD USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE NOTES WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED. UNDER NO CIRCUMSTANCES MAY ANY PERSON OR ENTITY CLAIM ANY AFFILIATION WITH MSCI WITHOUT THE PRIOR WRITTEN PERMISSION OF MSCI.

The iShares® MSCI Emerging MarketsSM Index Fund

We have obtained all information contained in this term sheet regarding the iShares® MSCI Emerging MarketsSM Index Fund (the “MSCI Emerging Markets Index Fund”) from publicly available information. That information reflects the policies of, and is subject to change by, iShares® Inc. (“iShares® “), Barclays Global Investors, N.A. (“BGI”), and Barclays Global Fund Advisors (“BGFA”). The MSCI Emerging Markets Index Fund is an investment portfolio maintained and managed by iShares® and is one of numerous separate investment portfolios that comprise the ishares Trust (the “Trust”), a registered investment company. BGFA is the investment advisor to the MSCI Emerging Markets Index Fund. The MSCI Emerging Markets Index Fund is an exchange traded fund (“ETF”) that trades on NYSE Arca under the ticker symbol “EEM.” BGFA provides an investment program for each fund under the Trust and manages the investments of its assets. BGFA uses teams of portfolio managers, investment strategists and other investment specialists. BGFA also arranges for transfer agency, custody, fund administration and all other non-distribution related services necessary for the MSCI Emerging Markets Index Fund to operate. Under an investment advisory agreement, BGFA is responsible for all expenses of the Trust, including the cost of the transfer agency, custody, fund administration, legal, audit and other services, except interest expense and taxes, brokerage expenses, distribution fees or expenses, and extraordinary expenses.

BGFA uses a representative sampling strategy for the MSCI Emerging Markets Index Fund, according to which it invests in a representative sample of stocks underlying the MSCI Emerging MarketsSM Index that collectively has an investment profile similar to the MSCI Emerging MarketsSM Index. BGFA expects that, over time, the correlation between the MSCI Emerging Markets Index Fund’s performance and that of the MSCI Emerging MarketsSM Index, before fees and expenses, will be 95% or better. The MSCI Emerging MarketsSM Index is further described below.

The shares of the MSCI Emerging Markets Index Fund are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580,100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. In addition, information regarding the Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This term sheet relates only to the notes offered hereby and does not relate to the shares of the MSCI Emerging Markets Index Fund. We have derived all disclosures contained in this term sheet regarding the MSCI Emerging Markets Index Fund from publicly available documents. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the MSCI Emerging Markets Index Fund in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the MSCI Emerging Markets Index Fund are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this term sheet (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the shares of the MSCI Emerging Markets Index Fund have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the MSCI Emerging Markets Index Fund could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the MSCI Emerging Markets Index Fund or after the date of this term sheet.

Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the MSCI Emerging Markets Index Fund. As a prospective purchaser of notes,

you should undertake such independent investigation of the MSCI Emerging Markets Index Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the shares of the MSCI Emerging Markets Index Fund.

Discontinuation of the iSharesSM MSCI Emerging MarketsSM Index Fund; Alteration of Method of Calculation

If the MSCI Emerging Markets Index Fund is delisted from NYSE Arca or is liquidated (each such event being referred to herein as a “termination event”), the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued MSCI Emerging Markets Index Fund (such fund being referred to herein as a “successor basket fund”). If a termination event occurs and the calculation agent determines that no successor basket fund is available, then the calculation agent will, in its sole discretion, calculate the closing price of one share of the MSCI Emerging Markets Index Fund on any trading day as the product of: (i) the closing level of the MSCI Emerging Markets Index (or any successor index, as described below, and in either case taking into account any material changes in the method of calculating the MSCI Emerging Markets Index following such termination event) on such trading day times (ii) a fraction, the numerator of which is the closing price of one share of the MSCI Emerging Markets Index Fund and the denominator of which is the closing level of the MSCI Emerging Markets Index (or any successor index, as described below), each determined as of the last trading day prior to the termination event. If a successor basket fund is selected or the calculation agent calculates a closing price as a substitute for that of the MSCI Emerging Markets Index Fund, that successor index fund or closing price will be substituted for the MSCI Emerging Markets Index Fund or closing price, as applicable, for all purposes of the notes.

If MSCI discontinues publication of the MSCI Emerging MarketsSM Index or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Emerging MarketsSM Index (such index being referred to herein as a “MSCI Emerging MarketsSM successor index”), then any closing price subsequent to that time will be determined by reference to the level of such MSCI Emerging MarketsSM successor index at the close of trading on the relevant exchange or market for the MSCI Emerging MarketsSM successor index.

If MSCI discontinues publication of the MSCI Emerging MarketsSM Index prior to, and such discontinuance is continuing on, any trading day, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a MSCI Emerging MarketsSM successor index and publication of such MSCI Emerging MarketsSM successor index is discontinued prior to and such discontinuation is continuing on any trading day, then the calculation agent will determine the closing share price for the MSCI Emerging Markets Index Fund for such date. The closing share price will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Emerging MarketsSM Index or MSCI Emerging MarketsSM successor index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Emerging MarketsSM Index or MSCI Emerging MarketsSM successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the MSCI Emerging MarketsSM Index or MSCI Emerging MarketsSM successor index, as applicable, on the relevant exchange may adversely affect the value of the notes.

License Agreement with BGI

We have entered into an agreement with BGI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the iShares® MSCI Emerging MarketsSM Index Fund, which is owned and published by BGI, in connection with certain securities, including the notes.

ISHARES® IS A REGISTERED MARK OF BGI. BGI HAS LICENSED CERTAIN TRADEMARKS AND TRADE NAMES OF BGI TO DEUTSCHE BANK AG. THE 100% PRINCIPAL PROTECTION ABSOLUTE RETURN BARRIER M-NOTES LINKED TO THE ISHARES® MSCI EMERGING MARKETSSM INDEX FUND ARE NOT SPONSORED, ENDORSED, SOLD, OR PROMOTED BY BGI. BGI MAKES NO REPRESENTATIONS OR WARRANTIES TO THE OWNERS OF THE ISHARES® MSCI EMERGING MARKETSSM INDEX FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES. BGI HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OPERATION, MARKETING, TRADING OR SALE OF THE NOTES.

The MSCI Emerging Markets IndexSM

We have derived all information contained in this term sheet regarding the MSCI Emerging Markets IndexSM, (the “Emerging Markets Index”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The Emerging Markets Index is a stock index calculated in U.S. dollars, published and disseminated by MSCI, a majority-owned subsidiary of Morgan Stanley. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the Emerging Markets Index. We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

The Emerging Markets Index was developed by MSCI as an equity benchmark for international stock performance and is designed to measure equity market performance in the global emerging markets. The Emerging Markets Index originated on December 31, 1987. As of March 7, 2008, the Emerging Markets Index consisted of MSCI indices for the following 25 countries (the “Emerging Markets Component Country Indices”): Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey, and the three largest industries represented in the Emerging Markets Index were energy, financials and materials. Each of the Emerging Markets Index Component Country Indices is a sampling of equity securities across industry groups in such country’s equity markets (the “Emerging Markets Component Securities”).

Prices used for the Emerging Markets Component Securities in calculating the Emerging Markets Index level are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. MSCI converts the closing prices into U.S. dollars on a real-time basis and publishes and disseminates the Emerging Markets Index daily on its website and through numerous data vendors, and disseminates the Emerging Markets Index level every 60 seconds during market trading hours on Bloomberg Financial Markets and Reuters Limited.

Selection of the Emerging Markets Component Securities and Calculation of the Emerging Markets Index

MSCI classifies each company and its securities in one and only one country, which is generally the country in which such company is incorporated. Generally, all listed equity securities, or listed securities that exhibit the characteristics of equity securities, are eligible for inclusion, except for investment trusts, mutual funds, equity derivatives and limited partnerships.

After identifying the universe of eligible securities, MSCI calculates the free float-adjusted market capitalization of each security. MSCI defines a security’s free float to be the proportion of the security’s shares outstanding that are deemed available for purchase in the public equity markets by international investors. For securities that are not subject to foreign ownership limitations, the free float of a security is estimated as the total number of shares outstanding less the number of shares held by governments, corporations, controlling shareholders, management and other shareholdings classified as strategic. For securities subject to foreign ownership limits, the estimated free float of a security is equal to the lesser of (i) the total number of shares outstanding less shareholdings classified as strategic, and (ii) the number of shares allowed to be owned by foreign investors less the number of non-free float shares held by foreign investors.

MSCI uses each security’s free float to arrive at a Foreign Inclusion Factor (“FIF”) for the security, which MSCI uses to free float-adjust the company’s market capitalization. For securities not subject to foreign ownership limitations, (i) if the security’s free float is greater than 15%, the security’s FIF is equal to its estimated free float, rounded up to the nearest 5%, and (ii) if the security’s free float is less than 15%, the security’s FIF is equal to its estimated free float, rounded to the closest 1%. For securities that are subject to foreign ownership limitations, the security’s FIF is equal to the lesser of (i) the security’s estimated free float available to foreign investors, (a) rounded up to the nearest 5%, if the free float is greater than 15%, or (b) rounded to the closest 1%, if the free float is less than 15%, and (ii) the number of shares allowed to be owned by foreign investors rounded to the closest 1%. A security’s free float-adjusted market capitalization is equal to the product of the security’s FIF and the security’s full market capitalization.

For each Emerging Markets Component Country Index, MSCI targets an 85% free float-adjusted market representation level within each industry group for the relevant country. The security selection process is based on an analysis of the following:

•	Each company’s business activities and the diversification value of including the company’s securities in the Emerging Markets Component Country Index for the relevant country.

•

The size of the company’s free float-adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizeable securities in an industry group, and securities that do not meet country-specific minimum size guidelines are not eligible for inclusion.

•

The liquidity of the company’s securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. To assess liquidity, MSCI considers numerous measures of absolute and relative liquidity, including a security’s Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account differences in market capitalization size. A security’s ATVR is calculated as follows:

•	First, monthly median traded values are computed as the daily median traded value multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day multiplied by the security’s closing price on that day. The daily median traded value is the median of the daily traded values for the month.

•	Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float-adjusted security market capitalization at the end of the month.

•

Third, the ATVR is obtained by taking the average of the monthly median trade value ratios of the previous 12 months, or the number of months for which this data is available, and multiplying it by 12.

The performance of the MSCI Emerging Markets IndexSM is a free float-adjusted average of the U.S. dollar values of all of the Emerging Markets Component Securities.

Maintenance of the Emerging Markets Index and Emerging Markets Component Country Indices

In order to maintain the representativeness of the Emerging Markets Index and Emerging Markets Component Country Indices, MSCI may make structural changes to the Index by adding or deleting Emerging Markets Component Country Indices from the Emerging Markets Index and adding or deleting component securities within the Emerging Markets Component Country Indices. MSCI may also change the Foreign Inclusion Factors of the Emerging Markets Component Securities as a result of updates to the free float estimates. Any such adjustments are made so that the value of the Emerging Markets Index at the effective date of such change is the same as it was immediately prior to such change. The timing of MSCI’s index maintenance actions depend on the character of the action. MSCI classifies index maintenance into three broad categories:

•	Annual, full-country index reviews that systematically re-assess the various dimensions of the equity universe for all countries;

•	Quarterly index reviews, aimed at promptly reflecting other market events; and

•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices as they occur.

During the annual review, securities are added or deleted, (i) following the re-appraisal of the free float-adjusted industry group representation within a country, relative to an 85% target that MSCI has set for free float-adjusted market representation within each industry group for each country, (ii) following an update of MSCI’s minimum size guidelines, and (iii) if a company or security with a free float of less than 15% no longer meets MSCI’s criteria for inclusion due to a reduction in the free float or performance of the company.

During a quarterly index review, securities may be added to or deleted from an index for a variety of reasons, including the following:

•	Additions or deletions of securities, due to certain industry groupings having become significantly over- or under-represented.

•

Additions or deletions, which were not implemented immediately, resulting from changes in industry classification, significant increases or decreases in free float or changes to foreign ownership limits.

•	Additions of large companies that did not meet MSCI’s minimum size criteria for early inclusion at the time of their initial public offering or secondary offering.

•	Replacement of companies that are no longer suitable industry representatives.

•	Deletion of securities whose issuing company or security free float has fallen to less than 15% and which do not meet certain criteria.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities resulting from the review of price source for constituents with both domestic and foreign board quotations.

License Agreement with MSCI

We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Emerging Markets Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Emerging Markets Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the Emerging Markets Index, which index is determined, composed and calculated by MSCI without regard to the issuer of the notes. MSCI has no obligation to take the needs of the issuer of the notes or the holders of the notes into consideration in determining, composing or calculating the Emerging Markets Index. MSCI is not responsible for and has not participated in the determination of the timing, prices or quantities of the notes to be issued. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG (THE “LICENSEE”). THE NOTES ARE NOT SPONSORED, ENDORSED OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX, AND MSCI BEARS NO LIABILITY WITH RESPECT TO THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE HOLDERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR HOLDERS OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR HOLDERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI,

ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING, PRICES OR QUANTITIES OF THE NOTES TO BE ISSUED. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE HOLDERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, THE ISSUER, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, SHOULD USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE NOTES WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED. UNDER NO CIRCUMSTANCES MAY ANY PERSON OR ENTITY CLAIM ANY AFFILIATION WITH MSCI WITHOUT THE PRIOR WRITTEN PERMISSION OF MSCI.

Anti-Dilution Adjustments

Share Splits and Reverse Share Splits

If the shares of a Basket Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

the number of shares which a holder of one share of the Basket Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If the Basket Fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the Basket Fund that is given ratably to all or substantially all holders of shares of the Basket Fund or (ii) distribution of shares of the Basket Fund as a result of the triggering of any provision of the corporate charter of the Basket Fund, then, once the dividend or distribution has become effective and the shares of the Basket Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

•	the prior Share Adjustment Factor, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of the Basket Fund.

Non-cash Distributions

If the Basket Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the Basket Fund to all or substantially all holders of shares of the Basket Fund (other than (i) share dividends or distributions referred to under “—Share Dividends or Distributions” above and (ii) cash dividends referred to under “—Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of the Basket Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of one share of the Basket Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of the Basket Fund means the arithmetic average of the closing levels of one share of the Basket Fund for the ten trading days of the Basket Fund prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” shall mean the first trading day on which transactions in the shares of the Basket Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of the Basket Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the Basket Fund by an amount equal to at least 10% of the closing price of the Basket Fund on the first trading day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

a fraction, the numerator of which is the closing price of one share of the Basket Fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the closing levels for a Basket Component during the Observation Period or on the Final Valuation Date, and consequently from calculating the Basket Closing Level on such date. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

With respect to each Basket Index, a “market disruption event” means:

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of a Basket Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

•

a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of a Basket Index (or the relevant successor index for such Basket Index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•

a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts related to a Basket Index (or the relevant successor index for such Basket Index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds;

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in a Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Basket Index shall be based on a comparison of:

•	the portion of the level of the disrupted Basket Index attributable to that security, relative to

•	the overall level of the disrupted Basket Index,

in each case, immediately before that suspension or limitation.

For purposes of determining whether a market disruption event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

•

limitations pursuant to the rules of any relevant exchange similar to rescinded NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to rescinded NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Index by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to a Basket Index; and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to each Basket Index, “relevant exchange” means the primary exchange or market of trading for any security (or any combination thereof) then included in a Basket Index or any successor index for such Basket Index.

With respect to each Basket Fund, a “market disruption event” means:

•	a suspension, absence or material limitation of trading in shares of the Basket Fund;

•

a suspension, absence or material limitation of trading of stocks then constituting 20.00% or more of the total market capitalization of the Basket Fund or of the level of the index it is designed to track (or of the relevant successor basket fund or index it is designed to track) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

•

a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20.00% or more of the total market capitalization of the Basket Fund or of the level of the index it is designed to track (or the relevant successor basket fund or index it is designed to track) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•

a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts related to the Basket Fund or the index it is designed to track (or the relevant successor basket fund or index it is designed to track) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security of or included in the Basket Fund or included in the index it is designed to track is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Basket Fund shall be based on a comparison of:

•	the portion of the total market capitalization of the disrupted Basket Fund attributable to that security, or the portion of the level of the index relative to

•	the total market capitalization of the disrupted Basket Fund, or the overall level of the index,

in each case, immediately before that suspension or limitation.

For purposes of determining whether a market disruption event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

•

limitations pursuant to the rules of any relevant exchange similar to former NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to former NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the Basket Fund or the index it is designed to track by the primary securities market trading in such contracts by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Basket Fund or the index it is designed to track; and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the Basket Fund or the index it is designed to track are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect each Basket Fund, “relevant exchange” means the primary exchange or market of trading for the shares of the Basket Fund or for any security (or any combination thereof) then included in the index the Basket Fund is designed to track, or for the shares of any successor basket fund or for any security (or any combination thereof) then included in the index such successor basket fund is designed to track.

Historical Information

The following graphs show the historical performance of each of the Basket Components and of the Basket from April 11, 2003 through March 7, 2008. The closing level of the S&P 500® Index on March 7, 2008 was 1293.37. The closing price of the iShares® MSCI EAFE® Index Fund on March 7, 2008 was 69.72. The closing level of the Russell 2000® Index on March 7, 2008 was 660.11. The closing price of the iShares® MSCI Emerging MarketsSM Index Fund on March 7, 2008 was 133.35. The Basket graph assumes a closing level of 100.00 as of March 7, 2008.

We obtained the various Basket Component Closing Levels from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical levels of each Basket Component should not be taken as an indication of future performance, and no assurance can be given as to any Basket Closing Level. We cannot give you assurance that the performance of the Basket will result in a positive return on your initial investment.

Supplemental Underwriting Information

Deutsche Bank Securities Inc., acting as agent for Deutsche Bank AG, will not receive a commission in connection with the sale of the notes. Deutsche Bank Securities Inc. and other agents may pay referral fees to other broker-dealers of up to 0.50% or $5.00 per $1,000 note principal amount. Deutsche Bank Securities Inc. may pay custodial fees to other broker-dealers of up to 0.25% or $2.50 per $1,000 note principal amount. See “Underwriting” in the accompanying product supplement.

We expect to deliver the notes against payment for the notes on or about the fourth business day following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes on the Trade Date will be required, by virtue of the fact that we expect the notes initially to settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.

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